As filed with the Securities and Exchange Commission on June 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CME GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4459170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Address of Principal Executive Offices, Zip Code)

CME Group Inc. Amended and Restated Omnibus Stock Plan

CME Group Inc. 2005 Director Stock Plan, as amended and restated

(Full Title of Plan)

Kathleen M. Cronin, Esq.

Managing Director, General Counsel and Corporate Secretary

CME Group Inc.

20 South Wacker Drive

Chicago, Illinois 60606

(312) 930-1000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Class A Common Stock, par value $.01 per share (including rights to acquire Series A Junior Participating Preferred Stock pursuant to our rights plan)	4,100,000	$330.16	$1,353,635,500	$75,532.86

(1) Registrant is registering an aggregate of 4,100,000 shares of Class A common stock, including rights to acquire Series A Junior Participating Preferred Stock pursuant to our rights plan (the “Class A Shares”), for issuance under two different equity compensation plans as follows: (i) 4,000,000 shares issuable under the CME Group Inc. Amended and Restated Omnibus Stock Plan (the “Omnibus Stock Plan”) and (ii) 100,000 shares issuable under the CME Group Inc. 2005 Director Stock Plan, as amended and restated (the “Director Stock Plan,” and together with the Omnibus Stock Plan, the “Plans”).

(2) This Registration Statement shall also cover any additional Class A Shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Class A Shares.

(3) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices of the Class A Shares on June 8, 2009, as reported on the NASDAQ Global Select Market.

(4) Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00005580 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering, pursuant to Instruction E of Form S-8, an additional 4,100,000 shares of Class A common stock, par value $0.01 per share, including rights to acquire Series A Junior Participating Preferred Stock pursuant to our rights plan (the “Class A Shares”), issuable under two different equity compensation plans as follows: (i) 4,000,000 shares issuable under the CME Group Inc. Amended and Restated Omnibus Stock Plan (the “Omnibus Stock Plan”) and (ii) 100,000 shares issuable under the CME Group Inc. 2005 Director Stock Plan, as amended and restated (the “Director Stock Plan,” and together with the Omnibus Stock Plan, the “Plans”). At the Registrant’s 2009 Annual Meeting of Shareholders, the shareholders of the Company approved amendments to the Plans providing for the increases in the Class A Shares issuable thereunder. As a result, the Class A Shares being registered by this Registration Statement represent an increase in the total Class A Shares reserved for issuance under each of the Plans as follows: (1) from 4,045,975 to 8,045,975 Class A Shares under the Omnibus Stock Plan and (2) from 25,000 to 125,000 Class A Shares under the Director Stock Plan.

Pursuant to Instruction E of Form S-8, the Registrant hereby incorporates by reference into this Registration Statement in their entirety the Registration Statements on Form S-8 (File Nos. 333-124497; 333-105236 and 333-60266-99 ), including the exhibits thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including portions of the definitive Proxy Statement for the 2009 Annual Meeting of Shareholders incorporated therein by reference.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

(c) The Company’s Current Reports on Form 8-K filed with the Commission February 4, 2009, February 9, 2009, March 6, 2009, March 13, 2009, May 18, 2009 and May 20, 2009.

(d) The description of the Company’s Class A common stock contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-90106), as amended, which description is incorporated by reference in the Company’s Registration Statement on Form 8-A filed with the Commission on November 29, 2002 (File No. 001-31553), including any amendments or reports filed for purposes of updating such description.

(e) The description of the Company’s Rights Agreement and Series A Junior Participating Preferred Stock contained in the Company’s Registration Statement on Form 8-A filed on December 4, 2001 (File No. 000-33379), including any amendments or reports filed for purposes of updating such description.

In addition, all documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement in a subsequently filed document that is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Kathleen M. Cronin, Esq., will issue an opinion regarding the validity of the Registrant’s Class A Shares offered hereby. Ms. Cronin is the Registrant’s Managing Director, General Counsel and Corporate Secretary. Ms. Cronin currently owns Class A Shares and is eligible to participate in the Omnibus Stock Plan.

ITEM 8. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of CME Group Inc. (incorporated by reference to Exhibit 3.1 to CME Group’s Current Report on Form 8-K, filed with the SEC on August 28, 2008, File No. 001-31553).

4.2	Seventh Amended and Restated Bylaws of CME Group Inc. (incorporated by reference to Exhibit 3.1 to CME Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 20, 2009, File No. 001-31553).

4.3	Rights Agreement, dated as of November 30, 2001, between CME Group Inc. (as successor to Chicago Mercantile Exchange Holdings Inc.) and Computershare Investor Services, LLC (as successor to Mellon Investor Services, LLC) (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-A, filed with the SEC on December 4, 2001, File No. 000-33379), including First Amendment thereto, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-A, filed with the SEC on November 29, 2002, File No. 001-31553) and Second Amendment thereto, dated October 26, 2005, by and between Chicago Mercantile Exchange Holdings Inc. and Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-K filed with the SEC on October 27, 2005, File No. 001-31553).

5.1	Opinion of Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kathleen M. Cronin (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	CME Group Inc. Omnibus Stock Plan, Amended and Restated effective May 13, 2009 (incorporated by reference to Exhibit 10.1 to CME Group Inc.’s Form 8-K filed with the SEC on May 18, 2009, File No. 0001-31553).

99.2	CME Group Inc. 2005 Director Stock Plan, as Amended and Restated effective May 13, 2009 (incorporated by reference to Exhibit 10.2 to CME Group Inc.’s Form 8-K filed with the SEC on May 18, 2009, File No. 0001-31553).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 12, 2009.

CME Group Inc.

By	/s/ Kathleen M. Cronin
Kathleen M. Cronin Managing Director, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence A. Duffy, Craig S. Donohue, James E. Parisi and Kathleen M. Cronin, and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 12, 2009.

Signature	Title

/s/ Terrence A. Duffy	Executive Chairman of the Board and Director
Terrence A. Duffy

/s/ Craig S. Donohue	Chief Executive Officer and Director
Craig S. Donohue

/s/ James E. Parisi	Managing Director and Chief Financial Officer
James E. Parisi

/s/ Jill Harley	Managing Director and Chief Accounting Officer
Jill Harley

/s/ Jeffrey M. Bernacchi	Director
Jeffrey M. Bernacchi

/s/ Timothy S. Bitsberger	Director
Timothy S. Bitsberger

/s/ Charles P. Carey	Director
Charles P. Carey

/s/ Mark E. Cermak	Director
Mark E. Cermak

/s/ Dennis H. Chookaszian	Director
Dennis H. Chookaszian

/s/ Jackie M. Clegg	Director
Jackie M. Clegg

/s/ Robert F. Corvino	Director
Robert F. Corvino

/s/ James A. Donaldson	Director
James A. Donaldson

/s/ Martin J. Gepsman	Director
Martin J. Gepsman

/s/ Larry G. Gerdes	Director
Larry G. Gerdes

/s/ Daniel R. Glickman	Director
Daniel R. Glickman

/s/ J. Dennis Hastert	Director
J. Dennis Hastert

/s/ Bruce F. Johnson	Director
Bruce F. Johnson

/s/ Patrick B. Lynch	Director
Patrick B. Lynch

/s/ Leo Melamed	Director
Leo Melamed

/s/ William P. Miller II	Director
William P. Miller II

/s/ James E. Newsome	Director
James E. Newsome

/s/ Joseph Niciforo	Director
Joseph Niciforo

/s/ C.C. Odom II	Director
C.C. Odom II

/s/ James E. Oliff	Director
James E. Oliff

/s/ John L. Pietrzak	Director
John L. Pietrzak

/s/ Alex J. Pollock	Director
Alex J. Pollock

/s/ John F. Sandner	Director
John F. Sandner

/s/ Terry L. Savage	Director
Terry L. Savage

/s/ William R. Shepard	Director
William R. Shepard

/s/ Howard J. Siegel	Director
Howard J. Siegel

/s/ Christopher Stewart	Director
Christopher Stewart

/s/ Dennis A. Suskind	Director
Dennis A. Suskind

/s/ David J. Wescott	Director
David J. Wescott

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of CME Group Inc. (incorporated by reference to Exhibit 3.1 to CME Group’s Current Report on Form 8-K, filed with the SEC on August 28, 2008, File No. 001-31553).

4.2	Seventh Amended and Restated Bylaws of CME Group Inc. (incorporated by reference to Exhibit 3.1 to CME Group Inc.’s Current Report on Form 8-K, filed with the SEC on May 20, 2009, File No. 001-31553).

4.3	Rights Agreement, dated as of November 30, 2001, between CME Group Inc. (as successor to Chicago Mercantile Exchange Holdings Inc.) and Computershare Investor Services, LLC (as successor to Mellon Investor Services, LLC) (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-A, filed with the SEC on December 4, 2001, File No. 000-33379), including First Amendment thereto, dated as of November 13, 2002, between Chicago Mercantile Exchange Holdings Inc., Mellon Investor Services, LLC and Computershare Investor Services, LLC (incorporated by reference to Exhibit 5 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-A, filed with the SEC on November 29, 2002, File No. 001-31553) and Second Amendment thereto, dated October 26, 2005, by and between Chicago Mercantile Exchange Holdings Inc. and Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to Chicago Mercantile Exchange Holdings Inc.’s Form 8-K filed with the SEC on October 27, 2005, File No. 001-31553).

5.1	Opinion of Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Kathleen M. Cronin (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	CME Group Inc. Omnibus Stock Plan, Amended and Restated effective May 13, 2009 (incorporated by reference to Exhibit 10.1 to CME Group Inc.’s Form 8-K filed with the SEC on May 18, 2009, File No. 0001-31553).

99.2	CME Group Inc. 2005 Director Stock Plan, as Amended and Restated effective May 13, 2009 (incorporated by reference to Exhibit 10.2 to CME Group Inc.’s Form 8-K filed with the SEC on May 18, 2009, File No. 0001-31553).